                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Wind River Systems Inc.'s Annual Report on Form 10-K/A, for the year ended January 31, 2000.


/s/  PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP


San Jose, California
September 27, 2000